RENEWAL RIGHTS AND ASSET PURCHASE AGREEMENT by and between MAIDEN GENERAL FÖRSÄKRINGS AB, MAIDEN LIFE FÖRSÄKRINGS AB and AMTRUST NORDIC AB Dated as of May 3, 2024

1 RENEWAL RIGHTS AND ASSET PURCHASE AGREEMENT This RENEWAL RIGHTS AND ASSET PURCHASE AGREEMENT, dated as of May 3, 2024 (this “Agreement”), is made by and between AMTRUST NORDIC AB, Reg. No. 556671-5677, having its registered address at Linnégatan 14, 114 47 Stockholm, Sweden (“Buyer”), Maiden General Försäkrings AB, Reg. No. 516406-0468, having its registered address at Styckjunkargatan 1, 114 35 Stockholm, Sweden (“Maiden General”), and Maiden Life Försäkrings AB, Reg. No. 516406-0468, having its registered address at Styckjunkargatan 1, 114 35 Stockholm, Sweden (“Maiden Life”). Maiden General and Maiden Life may each be referred to herein as a “Seller” and together as “Sellers”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Article 6. R E C I T A L S: WHEREAS, Sellers, directly or through its distribution partners (including the Producers) solicit, market, produce, sell, supervise, underwrite, issue and administer income protection, loss of life, payment protection, accident and sickness, device/warranty and disability insurances in the countries where the Seller is authorized to issue such insurance policies (the “Business”), provided that the Business does not include life-only insurance programs solely underwritten by Maiden Life without Maiden General; WHEREAS, Sellers wish to sell, transfer and assign to Buyer, and Buyer wishes to purchase and assume from Sellers, certain rights and assets related to the operation of the Business, subject to the terms and conditions set forth herein; WHEREAS, Buyer has delegated authority from AmTrust International Underwriters DAC, Corporate Reg. No. 169384, having its registered address at 6-8 College Green, Dublin 2, D02 VP48. NOW, THEREFORE, in consideration of the foregoing and the respective representations, mutual covenants, agreements and understandings contained herein and intending to be legally bound, the Parties hereto hereby agree as follows: ARTICLE 1 Purchase and Sale 1.1 Purchase and Sale of Assets. At the Closing, on the terms and subject to the conditions hereof, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of any Liens, all of Sellers’ right, title and interest in, to the following assets (collectively, the “Purchased Assets”): (a) the Renewal Rights; (b) the lists of the Producers listed on Disclosure Schedule 1.1(b) (the “Producer List”) and Policyholders; provided, that any such lists shall not include, and Seller shall have no

2 obligation to sell, assign, transfer, convey and deliver to Buyer, any Non-Public Personal Information; (c) copies, of all information and documentation, in any format (including contained in any software licensed or owned by the Sellers), solely to the extent relating to the Purchased Assets, Insurance Contracts and Renewal Rights, including all Insurance Contracts, underwriting and claims data, ledgers, producer and customer lists and purchasing histories, price lists, production data, quality control records and procedures, customer complaints and inquiry files, all correspondence with any Governmental Authority, sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), and marketing and promotional materials (including contacts and content) and surveys attributable to the Renewal Rights (“Books and Records”); provided, that any such Books and Records shall not include, and Seller shall have no obligation to sell, assign, transfer, convey and deliver to Buyer, any Non-Public Personal Information; (d) all goodwill and other intangible assets relating to the Insurance Contracts, Renewal Rights and the Policyholders; and (e) rights, claims or causes of action against third parties relating to any of the assets set forth in Section 1.1(a)-(d). 1.2 Excluded Assets. Any and all assets of Sellers other than the Purchased Assets shall be retained by Sellers (such other assets, the “Excluded Assets”), and Buyer shall acquire no right, title or interest in the Excluded Assets in connection with the Transaction. For the avoidance of doubt, the Excluded Assets shall include, without limitation, the Sellers IT-systems and rights and obligations relating thereto, actual and potential lease agreement for premises where the Business is conducted, rights and obligations relating the Sellers’ employees, supplier agreements, trademarks and domain names.No Assumption of Liabilities. (a) Notwithstanding anything to the contrary in this Agreement, Sellers shall retain and remain responsible for, and Buyer shall not assume or in any way become liable for, any liabilities, debts or obligations of Sellers or any of its Affiliates of any kind or nature whatsoever, including all liabilities (including Taxes and failure to comply with bulk sales or similar Applicable Laws of any jurisdiction), debts and obligations arising out of or relating to one or more Seller’s operation or conduct of the Business or ownership of the Purchased Assets before the Closing, whether related to the Business or the Purchased Assets (including the Insurance Contracts) and whether disclosed on the Disclosure Schedules, and regardless of when or by whom asserted (collectively referred to herein as the “Excluded Liabilities”). For the avoidance of doubt, Buyer and Sellers agree that “Excluded Liabilities” shall also include any and all liabilities relating to any and all Insurance Contracts prior to the Commencement Date. (b) It is furthermore the Parties joint understanding that the transfer of the Purchased Assets does not constitute a transfer of an economic entity (Sw. verksamhetsöverlåtelse) under Section 6 b of the Swedish Employment Protection Act (1982:80), i.e., the Swedish TUPE regulation, and none of the Sellers’ employees will therefore transfer to the Buyer and the Buyer has no obligation to offer employment to the Sellers’ employees as part of the transfer of the Purchased Assets.

3 1.4 Purchase Price and Calculation of Renewal Commission Payments. (a) Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be an amount in cash, payable in euros, equal to the amount of any Renewal Commission Payment payable pursuant to Section 1.4(b). (b) Renewal Commission Payments. (i) As consideration for the purchase of the Purchased Assets, Buyer shall pay (or cause to be paid) to Sellers in accordance with the allocations provided to Buyer by Sellers in writing no fewer than sixty (60) days prior to the date than the first Renewal Commission Payment (if any) becomes due an earn-out payment in respect of each Renewal Commission Period equal to 3% of Written Premium (each payment, an “Renewal Commission Payment”, and collectively, the “Renewal Commission Payments”), in each case in accordance with this Section 1.4(b). (ii) Within one hundred and twenty (120) days from the end of each Renewal Commission Period, Buyer shall deliver to Sellers a written report in reasonable detail setting forth its good faith calculation of the Written Premium for each such Renewal Commission Period (each, an “Renewal Commission Statement”). (iii) Within forty-five (45) days following delivery to Sellers of a Renewal Commission Statement, Sellers shall deliver written notice (an “Renewal Commission Objection Notice”) to Buyer of any good faith dispute it has with respect to the preparation or content of such statement. A Renewal Commission Objection Notice must describe in reasonable detail the items contained in a Renewal Commission Statement that Sellers dispute, the basis for any such disputes and the specific euro amount of each such dispute and Sellers’ determination of the amount of Written Premium with respect to such Renewal Commission Period. Any items not disputed in the Renewal Commission Objection Notice will be deemed to have been accepted by Sellers. If Sellers do not deliver a proper and timely Renewal Commission Objection Notice with respect to a Renewal Commission Statement within such forty-five (45) day period, such Renewal Commission Statement will be final, conclusive and binding on the parties. If Sellers deliver a proper and timely Renewal Commission Objection Notice, then Buyer and Sellers shall negotiate in good faith to resolve any differences that they may have with respect to the matters specified in the Renewal Commission Objection Notice. If Buyer and Sellers, notwithstanding such good faith effort, fail to resolve such dispute within fifteen (15) Business Days after Sellers deliver a Renewal Commission Objection Notice, then Buyer and Sellers, jointly, shall engage a neutral accounting firm of national recognition (the “Renewal Commission Arbitration Firm”) to resolve such dispute and enter into a customary engagement letter with the Renewal Commission Arbitration Firm. As promptly as practicable thereafter (and, in any event, within fifteen (15) Business Days after the Renewal Commission Arbitration Firm’s engagement), Sellers shall submit any unresolved elements of its objection to the Renewal Commission Arbitration Firm in writing (with a copy to Buyer), supported by any documents and written arguments upon which it relies. As promptly as practicable thereafter (and, in any event, within fifteen (15) Business Days following Sellers’ submission of such unresolved elements), Buyer shall submit its response to the

4 Renewal Commission Arbitration Firm (with a copy to Sellers) supported by any documents and written arguments upon which it relies. Neither Buyer nor Sellers shall have or conduct any communication, either written or oral, with the Renewal Commission Arbitration Firm without the other party either being present or receiving a concurrent copy of any written communication. The Renewal Commission Arbitration Firm may conduct a conference concerning the objections and disagreements between Sellers and Buyer, at which conference each of Sellers and Buyer shall have the right to (y) present its documents, materials and other evidence previously provided to the Renewal Commission Arbitration Firm and the other party and (z) have present its or their advisors, accountants, counsel and other Representatives. Buyer and Sellers shall request that the Renewal Commission Arbitration Firm render its determination within thirty (30) days following its receipt of Buyer’s response. The scope of the disputes to be resolved by the Renewal Commission Arbitration Firm shall be limited to the unresolved items on the Renewal Commission Objection Notice, and the Renewal Commission Arbitration Firm’s determination will be based solely on this Agreement and the information provided by Sellers and Buyer pursuant to this Section 1.4(b). In resolving any disputed item, the Renewal Commission Arbitration Firm may not assign a value to any item greater than the greatest value claimed for such item by either party or less than the smallest value claimed for such item by either party on the Renewal Commission Statement or Renewal Commission Objection Notice, as applicable. Buyer, on the one hand, and Sellers, on the other hand, shall share equally the fees and expenses of the Renewal Commission Arbitration Firm. Other than the fees and expenses of the Renewal Commission Arbitration Firm, Buyer, on the one hand, and Sellers, on the other hand, will each be responsible for its own costs and expenses incurred in connection with any actions taken pursuant to this Section 1.4(b). All determinations made by the Renewal Commission Arbitration Firm will be final, conclusive and binding on the parties. Notwithstanding anything to the contrary in this Agreement, any disputes regarding amounts shown in a Renewal Commission Statement shall be resolved solely and exclusively as set forth in this Section 1.4(b); provided, however, that nothing in this Section 1.4(b) shall prevent any party from seeking and obtaining relief in any court of competent jurisdiction to enforce performance of these provisions, including the decision of the Renewal Commission Arbitration Firm. (iv) Buyer will pay or cause to be paid to Sellers (in accordance with the allocations provided to Buyer by Sellers in writing no fewer than sixty (60) days prior to the date than the first Renewal Commission Payment (if any) becomes due the applicable Renewal Commission Payment, if any, within forty-five (45) days of the final determination of the Written Premium pursuant to Section 1.4(b) by wire transfer of immediately available funds to the account(s) designated in writing by Sellers. The Renewal Commission Payments will be treated as the Purchase Price for all purposes (including Tax and financial accounting). 1.5 Closing Transactions. (a) Closing. The closing of the sale and purchase of the Purchased Assets (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof (the “Closing Date”). The parties intend that the Closing shall be deemed effective, and the

5 transactions contemplated by this Agreement shall be deemed to occur simultaneously, at 12:01 a.m. Eastern Time on the Closing Date. (b) Deliveries of Sellers. On the Closing Date, Sellers shall deliver, or cause to be delivered, to Buyer: (i) duly executed counterparts of each Ancillary Agreement, if any, to which Sellers are a party; (ii) copies of resolutions of Sellers’ respective board of directors authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (iii) the Books and Records; and (iv) such other documents and instruments as Buyer reasonably requests to consummate the transactions contemplated by this Agreement. (c) Deliveries of Buyer. On the Closing Date, Buyer shall deliver, or cause to be delivered, to Sellers: (i) Duly executed counterparts of each Ancillary Agreement, if any, to which Buyer is a party; (ii) copies of resolutions of Buyer’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) such other documents and instruments as Sellers reasonably request to consummate the transactions contemplated by this Agreement. 1.6 Allocation of the Purchase Price. Sellers and Buyer agree that the Purchase Price (plus other relevant items) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Sellers within 30 days following the payment of the first Renewal Commission Payment. If Sellers notify Buyer in writing that Sellers object to one or more items reflected in the Allocation Schedule, Sellers and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 30 days following delivery of the Allocation Schedule, such dispute shall be resolved by an a neutral accounting firm of national recognition (the “Independent Accountant”). The fees and expenses of such Independent Accountant shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand. Buyer and Sellers shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Additional Renewal Commission Payments pursuant to Section 1.4 herein and any adjustments to the Purchase Price shall be allocated in a manner consistent with the Allocation Schedule.

6 1.7 Renewal/Replacement of Insurance Contracts. Prior to the Commencement Date, Sellers shall use commercially reasonable efforts to renew all Insurance Contracts on the same terms as in effect as of the date of the Closing. Immediately following the Closing, Sellers shall use reasonable best efforts to: (a) introduce all Producers to Buyer via in person meetings among Buyer, Seller and each Producer; and (b) encourage Producers to enter into distribution agreements with Buyer for the renewal or replacement of the Insurance Contracts. At least thirty (30) days prior to the Commencement Date, each Seller shall deliver a notice of non-renewal to the Policyholders with respect to all of the Insurance Contracts. From and after the Commencement Date, Buyer, in its own name and on its own behalf, or in the name and on behalf of any of its Affiliates, shall be entitled to and may (directly or indirectly) solicit, quote, bind, write and/or issue, or cause to be solicited, quoted, bound, written and/or issued the renewal and/or replacement of the Insurance Contracts upon the expiration, cancellation or anniversary of said Insurance Contract(s), on Buyer’s or its Affiliates’ forms (or on the forms of such third party carriers as Buyer in its sole discretion may select) at its or their rates, subject in each case to applicable Law and the rights of the Producers and the Policyholders. Any such Insurance Contracts that Buyer, in its sole discretion, decides to write and/or issue in accordance with this Section 1.7 are referred to as the “Buyer Renewal Policies”. It is acknowledged that the Seller has regulatory obligations to offer continuation insurance and nothing in this clause prevents the Seller from compliance with these obligations. ARTICLE 2 Representations and Warranties of Sellers Sellers hereby jointly and severally represent and warrant to Buyer as follows: 2.1 Corporate Status. Each Seller is duly incorporated and validly existing under the Laws of Sweden and has full corporate power and authority to own, operate and lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Disclosure Schedule 2.1 sets forth each jurisdiction in which each Seller is licensed or qualified to do business with respect to the Business and Purchased Assets, and each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which such Seller’s ownership of the Purchased Assets or such Seller’s operation of the Business as currently conducted makes such licensing or qualification necessary. (a) Each Seller lawfully owns and has good and marketable title to its respective Purchased Assets, free and clear of any Liens and there exists no agreement to create any Liens over any of the Purchased Assets. 2.2 Corporate and Authorizations. (a) Sellers have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each Seller and the Ancillary Agreements to which each Seller is a party, the performance of such Seller’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by

7 all requisite corporate action of such Seller. Each Seller has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party. This Agreement and the Ancillary Agreements to which each Seller is a party constitute the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms. (b) Except as set forth in Disclosure Schedule 2.2(b), the execution and delivery of this Agreement by each Seller and the Ancillary Agreements to which each Seller is a party, the performance of its obligations hereunder and thereunder and the consummation by Sellers of the transactions contemplated hereunder and thereunder, require no Consent of, permit or exemption from, action by or in respect of, filing or declaration with or notice to any Governmental Authority, other than as set forth in Disclosure Schedule 2.2(b). 2.3 Non-Contravention; Organizational Documents. Except as set forth in Disclosure Schedule 2.3(a), the execution and delivery of this Agreement by each Seller and the Ancillary Agreements to which each Seller is a party, the performance of each Seller’s respective obligations hereunder and the consummation by each Seller of the transactions contemplated hereunder and thereunder do not (a) conflict with, result in a default of or breach any provision of the Organizational Documents of such Seller, (b) conflict with, violate or breach in any material respect any provision of any applicable Law, (c) require any Consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration, amendment, modification or other change of any right or obligation or the loss of any benefit under, any provision of a Material Contract, any Permit affecting the Business or the Purchased Assets, or (d) result in the creation or imposition of any Lien on any Purchased Assets. 2.4 Statements and Producers. (a) Disclosure Schedule 2.4(a)(i) sets forth true, complete and correct unaudited statements at and for the periods ended December 31, 2021, December 31, 2022 and December 31, 2023, each of which includes all of the information set forth in Disclosure Schedule 2.4(a)(ii) (collectively the “Statements”). The Statements are based on the Books and Records of the Business and present fairly, in all material respects, all of the information set forth in Disclosure Schedule 2.4(a)(ii) as of and for the respective periods indicated. Each Seller has maintained its Books and Records relating to the Business in the Ordinary Course of Business and has properly recorded and maintained records of all activities and transactions as required by applicable Law. (b) Disclosure Schedule 2.4(b)(i) identifies all current Producers and Persons involved in the Business and Disclosure Schedule 2.4(b)(ii) identifies all material in-force Contracts, undertakings or arrangements among a Seller and any Producer or Person that relate to the Business. To the knowledge of Sellers, each Seller enjoys good relations, and is not involved in any disputes, claims or controversies with any Producer listed on the Producer List. As of the date hereof, neither Seller has received any written notice from any Producer listed on the Producer List (y) terminating, reducing or otherwise materially changing, or intending or threatening to terminate, reduce or otherwise materially change, its relationship with either Seller, or (z) cancelling or not renewing, or intending or threatening to cancel or not renew, any Insurance Contract. None of the Insurance Contracts has been co-brokered or sub-brokered by either Seller with any third party other than the Producers identified in Disclosure Schedule 2.4(b)(i), and no

8 other third party owns or otherwise has any right, title or interest in or to the commissions, fees or other revenue derived therefrom. (c) Except as set forth in Disclosure Schedule 2.4(c), to the Knowledge of Sellers, each Producer on the Producer List is duly licensed to act as a Producer on its own merits with respect to the Business or perform the services performed in connection with the Business in each such jurisdiction in which such Producer produces business or Person performs services for such Seller. 2.5 Absence of Certain Changes. Since December 31, 2023, except as expressly contemplated by this Agreement, (a) each Seller has conducted the Business with respect to the Purchased Assets in the Ordinary Course of Business and (b) no event has occurred that would reasonably be expected to cause, in whole or part, a material adverse effect on the Purchased Assets. 2.6 Material Contracts. (a) Disclosure Schedule 2.6(a) lists each of the following Contracts by which any of the Purchased Assets are bound or affected: (i) Contract granting any Person a Lien upon all or any part of the assets, properties or rights of the Purchased Assets; (ii) broker, distributor, vendor, customer, franchise, agency or maintenance Contracts; (iii) Contract which prohibits, or could pursuant to its terms prohibit Buyer or its Affiliates from, freely engaging in the Business anywhere in the world, including any Contracts with non-competition, exclusivity, non-solicit or no-hire provisions; (iv) powers of attorney executed by or on behalf of either Seller in respect of the Purchased Assets; and/or (v) other Contracts that are material to the Purchased Assets. (b) Each Contract required to be listed in Disclosure Schedule 2.6(a) or Disclosure Schedule 2.4(b)(ii) (each, a “Material Contract”) and except as set forth in the relevant subsection of Disclosure Schedule 2.6(b), is a valid and binding agreement of the Seller party thereto and is in full force and effect, and neither the applicable Seller nor, to the Knowledge of Sellers, any other party thereto is in default or breach under (or is alleged to be in default or breach under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and, to the Knowledge of Sellers no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. No material right of either Seller under any of the Material Contracts has been waived. Sellers have provided a true and accurate description of the terms of each Material Contract in the Disclosure Schedules hereto. 2.7 Insurance Contracts. Disclosure Schedule 2.7 sets forth, for each Insurance Contract, (i) such Insurance Contract’s date of expiration, cancellation and/or anniversary, as applicable, (ii) the date that notice of non-renewal is required to be sent, (iii) the Producer of each Insurance Contract and (iv) the insurer for each Insurance Contract. No third party has, or has asserted, or to the Knowledge of Sellers, threatened to assert, any right to or interest in the Purchased Assets, subject to the rights of Producers and Policyholders and applicable Law. Sellers have made available true, correct and complete (y) lists of the Insurance Contracts and (z) copies of the Insurance Contracts issued.

9 2.8 Litigation. (a) There is no Litigation pending or, to the Knowledge of Sellers, threatened against or affecting the Business or any of the Purchased Assets before any court or arbitrator or any Governmental Authority; (b) there are no settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting the Business or any of the Purchased Assets; and (c) there is no Litigation pending against or, to the Knowledge of Sellers, threatened in writing against or affecting, either Seller before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements. Disclosure Schedule 2.8 sets forth a complete and correct list and description of all Litigation made, filed or otherwise initiated in connection with the Business or the Purchased Assets that are pending or have been resolved in the past three (3) years and the resolution thereof. 2.9 Compliance with Laws. For the last three (3) years, each Seller has complied, and as of the date hereof, is complying, with all Laws applicable to the conduct or operation of the Business as currently conducted or the ownership and use of the Purchased Assets and is not, and has not been, under, and, as of the date hereof, has not received any notice of, any investigation with respect to any violation of any Laws applicable to the conduct of the Business. Each Seller has all material licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued by applicable Governmental Authorities and affecting, or relating to, the Purchased Assets or the operation of the Business (the “Permits”). The Permits are valid and in full force and effect, neither Seller is in material default under the Permits, none of the Permits will be terminated as a result of the transactions contemplated hereby and neither Seller nor any of its respective Affiliates has received notice that such Seller is in violation of any of the terms or conditions of any Permit or alleging the failure to maintain any Permit. 2.10 Employees, Labor Matters, etc. None of the Sellers’ employees have the right, under Applicable Law, to have their employment transferred to the Buyer as a consequence of the transfer of the Purchased Assets and the Buyer has no obligation to offer employment to any of the Sellers’ employees. 2.11 Tax Matters. Except as set forth on Disclosure Schedule 2.11, in respect of the Business: (a) Each Seller has timely filed all federal, state, local and foreign income, information and other Tax Returns with respect to the Business or the Purchased Assets that are required to be filed, and all such returns are true, complete and accurate in all material respects and such filings accurately reflect the Tax liabilities of each Seller; (b) all Taxes, assessments and other governmental charges imposed upon either Seller with respect to the Business (whether or not shown on any Tax Return), or upon any of the Purchased Assets or any assets, income or franchises of either Seller relating to the Business, have been timely paid or, if not yet payable, will be timely paid; (c) Neither Seller (i) has been a member of an “Affiliated Group” (as defined in Section 1504 of the Code) filing a consolidated federal income Tax Return or a member of an affiliated,

10 consolidated, combined or unitary group filing a state, local or non-U.S Tax Return and (ii) does not have any liability for the Taxes of any Person (other than Sellers) under Reg. § 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Purchased Assets; (e) all deficiencies asserted, or assessments made, against a Seller as a result of examinations or audits by any Tax Authority have been fully paid; and (f) Neither Seller is under examination or audit by any Tax Authority (and, to the Knowledge of Sellers, no Tax Authority has threatened to examine or audit any Tax or Tax Return of either Seller), and neither Seller is a party to any litigation or administrative proceeding with respect to any Tax or Tax Return. (g) All outstanding tax liabilities (including those related to income tax, corporation tax, employment tax, sales tax and any other liabilities), penalties and charges relating to the Business prior to Closing, remain the responsibility of the Sellers. 2.12 Transactions with Affiliates. No Affiliate of either Seller owns any of the Purchased Assets. 2.13 No Finders’ Fees. There is no investment banker, broker, finder, agent or other intermediary who might be entitled to any fee, payment or commission from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Ancillary Agreements. 2.14 Names. During the five (5) year period prior to the execution and delivery of this Agreement, neither Seller has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business with respect to the Business, other than the exact name under which it has executed this Agreement and the trading name Maiden Life and General. 2.15 Bulk Sales Laws. Sellers are in compliance with the provisions of any and all bulk sales, bulk transfer or similar Applicable Laws of any jurisdiction that may be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. ARTICLE 3 Representations and Warranties of Buyer Buyer represents and warrants to Sellers as follows: 3.1 Corporate Status. Buyer is duly incorporated and validly existing under the laws of Sweden.Corporate and Governmental AuthorizationBuyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby

11 and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement constitutes and the Ancillary Agreements when executed and delivered will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms. (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby, require no prior Consent of, permit or exemption from, action by or in respect of, filing or declaration with or notice to any Governmental Authority other than as may result from any facts or circumstances relating to Sellers or their respective Affiliates. 3.3 Non-ContraventionThe execution and delivery of this Agreement and the Ancillary Agreements by Buyer, and the performance of its obligations hereunder and thereunder do not (a) conflict with, result in a default of or breach of any provision of any of the Organizational Documents of Buyer, (b) conflict with, violate or breach in any material respect any provision of any applicable Law or (c) require any Consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration, amendment, modification or other change of any right or obligation or the loss of any benefit under, any provision of any material agreement or other instrument to which Buyer is a party. 3.4 Finders’ Fees. There is no investment banker, broker, finder, agent or other intermediary engaged by Buyer who is entitled to any fee, payment or commission from either Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Ancillary Agreements. Litigation. There are no settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting Buyer which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Litigation pending against or, to the Knowledge of Buyer, threatened in writing against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements. 3.6 Investigation. Buyer acknowledges that it and its Representatives have received access to the documentation set forth on Disclosure Schedule 3.6 which it and its Representatives have desired or requested to review. Buyer acknowledges and agrees that it has made its own inquiry and investigation into, the documentation set forth on Disclosure Schedule 3.6, and, based thereon, have formed an independent judgment concerning the documentation set forth on Disclosure Schedule 3.6. Except for the specific representations and warranties expressly made by Sellers in this Agreement, Buyer acknowledges and agrees that neither Seller is making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of the Business, the Renewal Rights or any of its operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any

12 assets, the nature or extent of any Liabilities, the prospects of the Business, the effectiveness or the success of any operations. ARTICLE 4 Certain Covenants 4.1 Access to Information; Confidentiality; Books and Records.For seven (7) years following the Closing, Sellers shall promptly afford Buyer and its respective agents reasonable access during normal business hours and upon reasonable notice to each Seller’s books and records and information (in each case relating to periods ending on or prior to the Closing Date), employees responsible for the maintenance of such books and records and information, and auditors, in each case to the extent (i) reasonably necessary for Buyer in connection with any audit, investigation, dispute or Litigation, and (ii) related to the Purchased Assets that are in the possession or under the control of Sellers; provided, that (A) such activities do not unreasonably interfere with the ongoing business or operations of Sellers, (B) no personal information shall be disclosed or used other than in compliance with applicable privacy law; and (C) nothing herein shall require either Seller or their respective Representatives to furnish to Buyer or provide Buyer with access to information that (1) is subject to an attorney-client or an attorney work-product privilege, or (2) legal counsel for Sellers reasonably concludes may give rise to antitrust or competition law issues or violate a protective order or otherwise may not be disclosed pursuant to applicable Law; provided, that Buyer agrees to reimburse the other party promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. (b) Each Seller will hold, and will cause its Affiliates and Representatives to hold, any Confidential Information of the Business and Buyer in strict confidence and not disclose any such Confidential Information to any Person, except with the prior written consent of the Buyer or unless compelled to disclose by judicial or administrative process or by other requirements of applicable Law or of any applicable stock exchange (subject to the last sentence of this Section). In the event either Seller, its Affiliates or its Representatives is required by Law to disclose any Confidential Information, such Seller shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyer to preserve the confidentiality of such information consistent with applicable Law. (c) Except as otherwise permitted by this Agreement, none of the parties hereto shall make, or permit any of their Affiliates or Representatives to make, any public announcement or issue any press release in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that nothing in this Agreement shall prevent (i) the Buyer or its Affiliates from any written or oral communications to the Policyholders or Producers, or to any other business relationships included in the Purchased Assets informing them of the consummation of the transactions contemplated hereby and with respect to any integration, transition and related business matters or (ii) any party from complying with applicable Law or with the requirements of any securities exchange. 4.2 Notices and Further Assurances.Sellers acknowledge and agree that Sellers are required

13 by applicable Laws to send notices of non-renewal to the Policyholders (each, a “Policyholder Notice”) under the Insurance Contracts and will send such notices no earlier than 30 days prior to the Commencement Date and in accordance with applicable Laws. Sellers shall notify the Buyer prior to sending any Policyholder Notice (but at least (10) Business Days in advance of any Policyholder Notice). Each Policyholder Notice shall include the information set forth on Disclosure Schedule 4.2(a)(i) (if the underlying Insurance Contract requires the applicable Policyholder to “opt in” to renewal of such Insurance Contract) or set forth on Disclosure Schedule 4.2(a)(ii) (if the underlying Insurance Contract requires the applicable Policyholder to “opt out” of renewal of such Insurance Contract), in each case, as the same may be amended by the mutual written agreement of Buyer and Sellers. The Policyholder Notice is subject to regulatory obligations upon the Seller to offer continuation and nothing in this clause prevents the Seller from compliance with these obligations. Each of the parties shall execute and deliver such further instruments of conveyance and transfer and take such additional actions as the other party may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including making all required filings with, or applications to, Governmental Authorities and Sellers shall use commercially reasonable efforts to obtain all Consents necessary for the parties to consummate the transactions contemplated hereby and for Buyer to conduct the Business, without expense to Buyer. 4.3 Restrictive Covenants.Each Seller hereby acknowledges that it is familiar with the Business’ trade secrets and with other Confidential Information related to the Purchased Assets. Each Seller acknowledges and agrees that the covenants and agreements set forth in this Section 4.3 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, that Buyer would not have entered into this Agreement but for the covenants and agreements of Sellers set forth in this Section 4.3 and that Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if either Seller breached the provisions of this Section 4.3. (b) Each Seller agrees that until the third (3rd) anniversary of the Closing (the “Restricted Period”) it shall not (and shall cause its Affiliates not to) directly, or indirectly through another Person, call on, solicit or service any Producer on the Producer List or any Policyholder (including any Person that was a Producer or Policyholder of the Business at any time during the 12 month period immediately prior to such call, solicit or service), induce or attempt to induce such Person to cease doing business with Buyer or its Affiliates with respect to the Purchased Assets, or in any way interfere with the relationship between any such customer, Producer or business relation and Buyer or its Affiliates (including making any negative statements or communications about the Business, Buyer or its Affiliates) in a manner harmful to the Business, Purchased Assets or Buyer or its Affiliates with respect to the Purchased Assets. (c) During the Restricted Period: neither Seller nor any of either Seller’s respective Affiliates shall, directly or indirectly, solicit any employee who was (i) dedicated to the Business and (ii) hired by Buyer or one of its Affiliates within six (6) months of the Closing Date; provided, that nothing in this Section 4.3(c) shall prevent Seller or its Affiliates from (A) soliciting or hiring any such Person whose employment or engagement has been terminated (1) by Buyer or its Affiliates or (2) by such Person voluntarily at least six (6) months prior to the first solicitation or hiring of such Person or (B) soliciting or hiring any such Person who responds to general solicitations to the public or general advertising that is not specifically targeted at such employees.

14 (d) If, at the time of enforcement of the covenants contained in this Section 4.3 (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Each Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Business and the substantial investment in the Business made by Buyer hereunder. (e) If a Seller or any of its Affiliates breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Buyer and its Affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer or any of its Affiliates at Law or in equity: the right and remedy of injunction, to have the Restrictive Covenants specifically enforced and/or other equitable relief by any court of competent jurisdiction, without the necessity of proving actual harm or posting a bond or other security therefor, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Business and Buyer and that money damages would not provide an adequate remedy to the Business or Buyer. In the event of any breach or violation by a Seller of any of the Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved. (f) The Restrictive Covenants in this clause do not prevent the Seller from complying with its regulatory obligations to offer continuation insurance. 4.4 Remittances. From and after the Closing Date, (a) if either Seller or any of its Affiliates receives (i) any payment from a third party that, pursuant to this Agreement, is due and owing to Buyer, such Seller shall, or shall cause such Affiliate of such Seller to, promptly (and in no event later than fifteen (15) days following receipt thereof) remit such payment to Buyer or (ii) any property that constitutes a Purchased Asset (or portion thereof) (including any correspondence) the applicable Seller shall, or shall cause such Affiliate of such Seller to, as promptly as practicable, deliver to the Buyer, in each case of (i) and (ii), without cost or expense to Buyer; or (b) if Buyer or any of its Affiliates receives any payment from a third party that, pursuant to this Agreement, is due and owing to either Seller, Buyer shall, or shall cause such Affiliate of Buyer to, promptly (and in no event later than fifteen (15) days following receipt thereof) remit such payment to such Seller, without cost or expense to either Seller. 4.5 Issuance of Notice of Termination. Promptly following the Closing, Seller will, or will cause its applicable Affiliate to, prepare and deliver to Northmill Bank AB a notice of termination terminating the agreement between Seller and Northmill Bank AB.

15 ARTICLE 5 Survival; Indemnification 5.1 Survival. The representations and warranties in this Agreement and the Disclosure Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive the Closing as follows: (a) the Sellers’ Fundamental Representations and Warranties and the Buyer Fundamental Representations and Warranties shall each survive until the expiration of the applicable statute of limitations plus sixty (60) days; (b) the representations and warranties of Sellers in Section 2.11 (Tax Matters) shall survive until the expiration of the applicable statute of limitations plus sixty (60) days; and (c) all other representations and warranties of Sellers in Article 2 of this Agreement and of Buyer in Article 3 of this Agreement and the Disclosure Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive for the eighteen (18) month period following the Closing; provided, that any representation or warranty in respect of which indemnity may be sought under Section 5.2 below, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section ARTICLE 5 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement and the Disclosure Schedules and Exhibits attached hereto or in the Ancillary Agreements shall survive for the periods set forth in this Section ARTICLE 5 and shall not be affected or deemed waived by reason of any knowledge or any investigation, inquiry or examination made for or on behalf of any Indemnitee (including by any of its Representatives). The parties acknowledge that indemnification hereunder with respect to the breach of any covenant or agreement contained herein, including any breach of any covenant or agreement contained in this Article 5, shall survive until fully performed or discharged, but shall not be subject to any limitation set forth in Section 5.1. Notwithstanding the foregoing or any other provision in this Agreement, the parties agree that nothing in this Agreement (including this Article 5) shall limit or restrict any party’s rights to maintain or recover any amounts in connection with any action or claim based upon fraud, intentional misrepresentation or willful or criminal misconduct or deceit. 5.2 Indemnification.Indemnification by Sellers. Sellers shall indemnify Buyer and its Affiliates, and each of their respective equity holders, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Buyer Parties”) and save and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, judgment, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses”), which any such Buyer Party may suffer, sustain or become subject to, as a result of, in

16 connection with, relating or incidental to or by virtue of: (i) any breach by a Seller or any inaccuracy of any representation or warranty made by a Seller in this Agreement or any of the Disclosure Schedules or Exhibits attached hereto, or in any of the Ancillary Agreements (determined in each case without regard to any qualification or limitation with respect to materiality or other similar qualification or limitation) or Ancillary Agreements; (ii) any nonfulfillment or breach of any covenant, agreement or other provision by a Seller under this Agreement or any of the Disclosure Schedules and Exhibits attached hereto; (iii) any Excluded Liability; and (iv) any and all Losses relating to or otherwise caused by a demand or request from an employee of the Sellers to transfer his or her employment to the Buyer, including Losses incurred if the Buyer becomes obliged, under Applicable Law, to employ such person and subsequently terminate the employment for such person. (b) Indemnification by Buyer. Buyer shall indemnify each Seller and their respective Affiliates, and each of their respective equity holders, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Seller Parties”) and save and hold each of them harmless from and against and pay on behalf of or reimburse such Seller Parties as and when incurred for any Losses which such Seller may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of (i) the breach by Buyer or any inaccuracy of any representation or warranty made by Buyer in this Agreement or any of the Disclosure Schedules or Exhibits attached hereto, or in any of the Ancillary Agreements (determined in each case without regard to any qualification or limitation with respect to materiality or other similar qualification or limitation), or (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Buyer under this Agreement or any of the Disclosure Schedules and Exhibits attached hereto; provided, however, that Buyer’s aggregate liability under (A) Section 5.2(b)(i) above (other than with respect to the Buyer Fundamental Representations and Warranties and Ancillary Agreements, for which the following limitation will not apply), shall in no event exceed an amount equal to the Cap, and (z) Section 5.2(b)(ii) shall in no event exceed an amount equal to €100,000. (c) Manner of Payment. Except as otherwise provided herein, any indemnification of the Buyer Parties or the Seller Parties pursuant to this Section 5.2 shall be effected by wire transfer of immediately available funds from the applicable Seller or Buyer, as the case may be, to an account(s) designated by the applicable Buyer Party or applicable Seller, as the case may be, within ten (10) days after the determination thereof. Notwithstanding the foregoing, the Buyer Parties shall be entitled to (but shall not be required to) set-off any amounts due or payable to any of the Buyer Parties by a Seller pursuant to this Section 5.2 against any amounts otherwise due and payable by any of the Buyer Parties to any Seller Party pursuant to this Agreement (including, without limitation, any Renewal Commission Payment). All indemnification payments under this Section 5.2 shall be deemed adjustments to the Purchase Price for income Tax purposes.

17 (d) Defense of Third-Party Claims. Any Person making a claim for indemnification under this Section 5.2 (an “Indemnitee”) in respect of, arising out of or involving a claim or demand made by any Person other than a party hereto or Affiliate thereof (a “Third Party Claim”) shall notify the indemnifying party (an “Indemnitor”) of the claim in writing as promptly as reasonably practicable after receiving written notice of the Third Party Claim, describing the claim (in reasonable detail), the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder or affect, limit or reduce the indemnification provided hereunder except to the extent that the Indemnitor’s ability to defend against the Third Party Claim is materially and adversely affected by such failure (and then only to the extent that such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder). Indemnitee shall control the defense of any Third-party Claim. Indemnitor shall be entitled to participate in the defense of such Third Party Claim giving rise to an Indemnitee’s claim for indemnification at Indemnitor’s cost and expense, subject in all cases to Indemnitee’s ultimate control over the defense of such Third Party Claim; provided, that the Indemnitor shall not be entitled to participate in such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with, or otherwise alleges, any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (B) the Third Party Claim seeks an injunction or equitable relief or other non-monetary remedies against the Indemnitee; (C) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; or (D) the Third Party Claim, if successful, would reasonably be likely to result in a payment by an Indemnitee to one or more third parties that is in excess of the amount for which indemnification may be obtained under this Agreement (including by reason of the limitations contained in Section 5.2). (e) Claims Other Than Third Party Claims. If an Indemnitee shall desire to assert any claim or demand for indemnification provided for under this Section 5.2 other than a claim or demand in respect of, arising out of or involving a Third Party Claim, such Indemnitee shall notify the Indemnitor of the claim or demand in writing (a “Claim Notice”), describing the claim (in reasonable detail), the amount thereof (if known and quantifiable) or an estimate thereof (the “Claim Amount”), within ninety (90) days after the Indemnitee’s determination that such claim or demand has or would reasonably be expected to give rise to indemnification under Section 5.2; provided, that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder or affect, limit or reduce the indemnification provided hereunder except to the extent that the Indemnitor’s ability to defend against the claim or demand is materially and adversely affected by such failure (and then only to the extent that such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder). Within thirty (30) days after delivery of a Claim Notice, the Indemnitor shall deliver to the Indemnitee a written response in which the Indemnitor shall (A) agree that the Indemnitee is entitled to receive all of the Claim Amount, (B) agree that the Indemnitee is entitled to receive part, but not all, of the Claim Amount (the “Agreed Amount”) or (C) contest that the Indemnitee is entitled to receive any of the Claim Amount. If the Indemnitor does not send a timely written response, then the Claim Amount set forth in any Claim Notice shall be deemed finally determined for all purposes hereunder. Any such notice that contests the Claim Notice shall describe in general terms the basis for such objection

18 and, to the extent known, the amount of the claim (or an estimate thereof) that the Indemnitor does not believe should be subject to indemnification. Upon receipt of any such dispute notice, the Indemnitee and the Indemnitor shall endeavor in good faith to arrive at a mutually acceptable resolution within thirty (30) days of receipt of such dispute notice. If a resolution is not reached within such thirty (30)-day period, then either party may commence litigation. If it is finally determined (through either agreement of the parties or otherwise) that all or a portion of the Claim Amount is owed to the Indemnitee, the Indemnitor shall, within ten (10) days of such determination, pay the Indemnitee the applicable amount. (f) Exclusive Remedy. Except for actions seeking specific performance or similar equitable relief, any action or claim based upon fraud or intentional misrepresentation, and any disputes under Section 1.4(b) (which disputes will be resolved in accordance with the dispute mechanism set forth in Section 1.4(b)), the indemnification provisions contained in this Article 5 shall be the sole and exclusive remedy for any breach of any representation or warranty made by a party or any covenant or agreement of a party contained in this Agreement. (g) Limitations. (i) Notwithstanding anything to the contrary contained in this Agreement: (A) Sellers shall not be liable to the Buyer Parties for indemnification under Section 5.2(a)(i) (other than, in any case, with respect to the Seller Fundamental Representations and Warranties, for which the following limitations will not apply) until the aggregate amount of all Losses in respect of such indemnification exceeds an amount equal to €3,000 (the “Deductible”), after which point Sellers shall indemnify Buyer Parties for all Losses; provided, further, that Sellers’ aggregate liability under Section 5.2(a)(i) (other than, in any case, with respect to the Seller Fundamental Representations and Warranties, for which the following limitation will not apply), shall in no event exceed an amount equal to €100,000 (the “Cap”); provided, that, for the avoidance of doubt, the Cap shall not apply to the Buyer Parties’ rights to indemnification for any other indemnifiable matters hereunder (including Losses they may suffer, sustain or incur arising from, in connection with or as a result of the breach of any Seller Fundamental Representation), which shall be limited to the Renewal Commission Payments actually received by Sellers. (ii) NO PARTY HERETO SHALL HAVE ANY LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT FOR ANY PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, ANY DAMAGES BASED UPON ANY TYPE OF MULTIPLE OR DIMINUTION IN VALUE, BUSINESS INTERRUPTION LOSSES, LOSS OF FUTURE REVENUE, PROFITS OR INCOME OR LESS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT; EXCEPT (I) TO THE EXTENT SUCH AMOUNTS ARE ACTUALLY PAID TO A NON-AFFILIATED PERSON IN RESPECT OF A THIRD PARTY CLAIM OR (II) FOR LOST PROFITS OR DAMAGES BASED ON DIMINUTION IN VALUE THAT ARE THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF A BREACH OF THIS AGREEMENT, AND (B) SHALL BE NET OF ANY AMOUNTS ACTUALLY RECEIVED BY THE PERSON SEEKING INDEMNIFICATION FOR WHICH SUCH INDEMNITY PAYMENT IS MADE UNDER ANY THIRD-PARTY INSURANCE POLICY,

19 REINSURANCE AGREEMENT, WARRANTY OR INDEMNITY, IN EACH CASE, PROVIDING FOR COVERAGE RELATING THERETO. (iii) Each party must use commercially reasonable efforts to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to such Loss for which such party seeks indemnification pursuant to this Agreement. (iv) Subject to any other provisions of this Agreement, and except in the case of circumstances involving fraud, the foregoing indemnification provisions in this Article 5 shall be the exclusive remedy of Buyer Parties and Seller Parties with respect to the transactions contemplated by this Agreement. (v) Any indemnity payment made hereunder shall be treated by Sellers and Buyer as an adjustment to the Purchase Price. (vi) Any liability for any Losses shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant, or agreement of this Agreement. (vii) Notwithstanding the foregoing or any other provision in this Agreement, the parties agree and acknowledge that nothing in this Agreement shall limit or restrict (including any Cap or time limitations) any of the parties’ rights to maintain or recover any amounts in connection with any action or claim based upon fraud, intentional misrepresentation or willful or criminal misconduct. ARTICLE 6 Definitions 6.1 Certain Terms. The following terms have the respective meanings given to them below: “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Agreed Amount” has the meaning set forth in Section 5.2(e). “Agreement” has the meaning set forth in the Preamble. “Ancillary Agreements” means any agreement, document, certificate and instrument being delivered pursuant to this Agreement, including the documents and agreements to be delivered pursuant to Section 1.5(b) and Section 1.5(c), or otherwise required to consummate the transactions contemplated hereby. “Books and Records” has the meaning set forth in Section 1.1(c).

20 “Business” has the meaning set forth in the Recitals. “Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in Stockholm, Sweden or the City of New York. “Buyer” has the meaning set forth in the Preamble. “Buyer Fundamental Representations and Warranties” means, collectively, the representations and warranties in Section ARTICLE 3 (Corporate Status), Section 3.2 (Corporate and Governmental Authorization), Section 3.3 (Non-Contravention) and Section 3.4 (No Finder’s Fees). “Buyer Parties” has the meaning set forth in Section 5.2(a). “Buyer Related Party“ means any current, former or future Affiliate, general or limited partner, stockholder, manager, member, director, officer or employee or other Representative of Buyer. “Buyer Renewal Policies” has the meaning set forth in Section 1.7. “Cap” has the meaning set forth in Section 5.2(g). “Claim Amount” has the meaning set forth in Section 5.2(e). “Claim Notice” has the meaning set forth in Section 5.2(e). “Closing” has the meaning set forth in Section 1.5(a). “Closing Date” has the meaning set forth in Section 1.5(a). “Commencement Date” means the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) thirty (30) days from the date on which Buyer notifies Seller in writing that the Commencement Date shall be such earlier designated date. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the Business or the business, products, financial condition, services, or research or development of the Business or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement. “Consent” means any notice to, or approval, consent, ratification, waiver, or other authorization of a Person. “Contract” means as to any Person, any written agreement, indenture, undertaking, debt, instrument, contract, lease or other commitment to which it is a party, by which it is bound or to

21 which any of its assets or properties is subject. “Control” means, as to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “Deductible” has the meaning set forth in Section 5.2(g). “Disclosure Schedules” means the disclosure schedules delivered on the date hereof with this Agreement. “Excluded Assets” has the meaning set forth in Section 1.2. “Excluded Liabilities” has the meaning set forth in Section 1.3(a). “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization. “Governmental Order” means any order, ruling, consent, writ, judgment, injunction, settlement, decree, stipulation, determination or award (whether temporary, preliminary or permanent) entered by or with any Governmental Authority. “Indemnitee” has the meaning set forth in Section 5.2(d). “Indemnitor” has the meaning set forth in Section 5.2(d). “Independent Accountant” has the meaning set forth in Section 1.6. “Insurance Contracts” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions issued on behalf of and bound by either Seller through any Producer set forth on the Producer List and that are in-force as of the Closing Date and/or the Commencement Date. A list of Insurance Contracts as of the Closing Date (including, for each such Insurance Contract, the applicable policy number, program name, product type, policy effective date, policy expiration date, gross written premium, producer commission percentage, producer name, insurance carrier and any notification requirements) are set forth on Disclosure Schedule 2.7. A list of Insurance Contracts as of the Commencement Date shall be provided to Buyer within eight (8) weeks following the Commencement Date in the same format as Disclosure Schedule 2.7. “Knowledge of Sellers” means the knowledge of each of the individuals set forth in the Disclosure Schedule 6.1(a), after reasonable due inquiry (and shall in no event encompass constructive, imputed or similar concepts of knowledge). “Laws” means, in relation to a Person, any law, regulation, judgment or other legally binding requirement or rule of any governmental authority in any jurisdiction applicable from time

22 to time to such Person, including without limitation competition and anti-trust laws. “Lien” means any mortgage, lien, pledge, charge, security interest, lease, occupancy agreement, easement, encumbrance, covenant, title defect, license to use, adverse claim or interest or any other restriction or limitation of any kind whatsoever. “Litigation” means (i) any action, claim, cease and desist letter, demand, suit, litigation, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, and (ii) any investigation, examination, inquiry or audit by or before any Governmental Authority. “Losses” has the meaning set forth in Section 5.2(a). “Maiden General” has the meaning set forth in the Preamble. “Maiden Life” has the meaning set forth in the Preamble. “Material Contract” has the meaning set forth in Section 2.6(b). “Ordinary Course of Business” means, in respect of any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practice. “Non-Public Personal Information” means personally identifiable medical, financial, other personal data or special category personal data, in each case, about Policyholders and any other proposed, current and former applicants, policy owners, contract holders, insureds, annuitants, claimants and beneficiaries of the Insurance Contracts. Non-Public Personal Information does not include de-identified personal data (i.e., information that does not identify, or could not reasonably be used specifically to identify, an individual). “Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person (in each case, as applicable to such Person), including any amendments, supplements and restatements thereto. “Permits” has the meaning set forth in Section 2.9. “Person” means an individual, corporation, partnership, limited liability company, association, firm, trust or other entity or organization, including any Governmental Authority. “Policyholder Notice” has the meaning set forth in Section 4.2(a). “Policyholders” means the holders of the Insurance Contracts. “Producer List” has the meaning set forth in Section 1.1(b). “Producers” means the insurance agents, marketers, producers, program managers,

23 underwriters, managing general agents, broker/dealers, wholesalers, brokers, insurance intermediaries, retail agents, sub-agents, sub-brokers or sub-producers that produced any of the Insurance Contracts. “Purchase Price” has the meaning set forth in Section 1.4(a). “Purchased Assets” has the meaning set forth in Section 1.1. “Renewal Commission Arbitration Firm” has the meaning set forth in Section 1.4(b). “Renewal Commission Objection Notice” has the meaning set forth in Section 1.4(b). “Renewal Commission Payment” has the meaning set forth in Section 1.4(b). “Renewal Commission Period” means each of the first two (2) successive twelve (12)- month periods following the Commencement Date, with the first such period commencing on the Commencement Date. “Renewal Commission Statement” has the meaning set forth in Section 1.4(b). “Renewal Rights” means the right and option from and after the Commencement Date to renew or replace (or offer to renew or place) all Insurance Contracts issued as part of the Business prior to the Closing Date or Commencement Date, as applicable, including all of (a) each Seller’s direct and indirect expiration, renewal and other rights with respect to the Insurance Contracts, (b) the expiration and other data relating to such Insurance Contracts produced by or through each Seller in connection with the Business, (c) all Books and Records, and (d) the Policyholder list and Producer Lists owned or used by each Seller in the conduct of the Business; provided, that with respect to each of the foregoing, in no event shall Seller shall have any obligation to sell, assign, transfer, convey and deliver to Buyer any Non-Public Personal Information and it shall not prevent the Seller from complying with its regulatory obligations to offer continuation insurance. “Representatives” means, with respect to any Person, any member, director, officer, principal, attorney, employee, agent, consultant, accountant or any other Person acting in a representative capacity for such Person. “Restricted Period” has the meaning set forth in Section 4.3(b). “Restrictive Covenants” has the meaning set forth in Section 4.3(d). “Seller” or “Sellers” has the meaning set forth in the Preamble. “Sellers’ Fundamental Representations and Warranties” means, collectively, the representations and warranties set forth in Section 2.1 (Corporate Status), Section 2.2 (Corporate and Authorization), Section 2.3 (Non-Contravention; Organizational Documents), Section 2.12 (Transactions with Affiliates) and Section 2.13 (No Finder’s Fees). “Seller Parties” has the meaning set forth in Section 5.2(b).

24 “Statements” has the meaning set forth in Section 2.4(a). “Tax” means all direct and indirect taxes and charges, social security fees, fees, duties and other assessments, including any income tax, sales tax, use tax, transfer tax, transaction tax, investment tax, capital tax, real property tax, value added tax, withholding tax, employment tax, asset holding tax or registration tax, preliminary tax under Swedish law, or the equivalent legislation in any relevant jurisdiction, or any amendments or replacements thereof, and deferred taxes, wherever arising, together with any interest, penalties, residual tax charges or addition to tax. “Tax Authority” means any Governmental Authority, quasi-governmental authority, instrumentality or political or other subdivision, department or branch of any of the foregoing, with the legal authority to impose, assess or collect Taxes. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof, schedule or attachment thereto, required to be filed with any Tax Authority. “Third Party Claim” has the meaning set forth in Section 5.2(d). “Virtual Data Room” means the virtual data room titled “Project Windsor” established by Sellers and maintained by Intralinks Inc. in connection with the transactions contemplated by this Agreement. “Written Premium” has the meaning set forth in Disclosure Schedule 6.1(b). 6.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to the parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References to “$” shall mean U.S.

25 dollars. ARTICLE 7 Miscellaneous 7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email transmission) and shall be given: if to Buyer, c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Company Secretarial Email: CompanySecretiarial@amtrustgroup.com with a copy (which shall not constitute notice) to: c/o AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, NY 10038 Attention: Company Secretary Email:CompanySecretiarial@amtrustgroup.com; Jeremy.Cadle.@amtrustgroup.com; Suzanne.Sylvester@amtrustgroup.com Julianne.english@amtrustgroup.com if to Sellers, Mailbox 683 114 11 Stockholm Sverige Attention: Managing Director Email: Matthias.schaefer@maideniis.com Daniel.deckers@maideniis.com with a copy (which shall not constitute notice) to: Maiden Holdings, Ltd. 228 Park Avenue South, Suite 25931 New York, NY 10003 Attention: Lawrence F. Metz, Executive Vice Chairman and Group President Email: lmetz@maiden.bm or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed

26 received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. 7.2 Amendment; Waivers, etc This Agreement may only be modified by subsequent instruments signed by the parties to this Agreement. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except for matters specifically governed by Section 1.4(b), the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. 7.3 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense. Sellers shall pay all costs, fees and expenses required to obtain any Consents required for their consummation and performance of this Agreement, including its performance of the Services. 7.4 Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of Sweden without any reference to its conflict of law principles. 7.5 Entire Agreement. This Agreement (together with the Schedules and Exhibits attached hereto) and the Ancillary Agreements constitute the entire agreement of the parties hereto and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof. 7.6 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, each provision of this Agreement shall be interpreted as to be effective and valid under applicable Law. 7.7 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any

27 other oral or written agreement or other communication). Except for Indemnities under Article 5 hereof, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement and all provisions and conditions hereof are intended to be, and shall be, for the sole and exclusive benefit of such Persons and for the benefit of no other Person. 7.11 Representation by Counsel. Each of the parties hereto acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise, or rule of strict constriction applied, favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby waived by the parties hereto. * * * * *